Exhibit 99.1

Contact:
Iro Antoniadou
T. +41 58 242 4500
E. iro.antoniadou@pmi.com

Philip Morris International Creates New Management Positions to Drive Multicategory Leadership and Accelerate the Achievement of a Smoke-Free Future

•Stefano Volpetti Appointed President Smoke-Free Products Category & Chief Consumer Officer
•Werner Barth Appointed President Combustibles Category & Global Combustibles Marketing

Lausanne, Switzerland — October 27, 2021 — Philip Morris International Inc. (PMI) (NYSE: PM) today announced that the company is establishing a category management structure for its smoke-free and combustible cigarettes businesses to accelerate the delivery of a smoke-free future. Stefano Volpetti, currently PMI’s Chief Consumer Officer, has been appointed President Smoke-Free Products Category & Chief Consumer Officer. Werner Barth, currently PMI’s Senior Vice President Commercial, has been appointed President Combustibles Category & Global Combustibles Marketing.

“We are introducing a category management structure to further unlock and enhance PMI’s growth as the company accelerates toward a smoke-free future, ensuring that we remain focused, delivering on what matters, seamlessly—faster, with better quality, and improved cost,” said Jacek Olczak, PMI’s Chief Executive Officer. “Stefano and Werner are leaders of exceptional caliber, and I have every confidence that they will succeed in their new roles, working closely together to achieve a smoke-free future.”

“Establishing a global end-to-end category view will be fundamental in further driving our smoke-free products’ growth trajectory, fostering consumer centricity, and leveraging the strengths of our markets and regions as we work together to deliver on our smoke-free future ambitions,” said Volpetti.

“The new structure will be paramount in achieving our financial and non-financial targets over the next several years, helping us maintain our competitive position in the cigarette market, which in turn best positions us to significantly accelerate our smoke-free journey,” added Barth.

Both leadership appointments will be effective November 1, 2021. The new category management structure ensures greater end-to-end accountability from development to deployment, with the continued cooperation of relevant functions such as Product, Life Sciences, Operations, and IT. Volpetti and Barth will become the strategic owners of each category and will work with the regions and markets to achieve PMI’s business targets. PMI’s six regional Presidents will continue to report to the CEO.

Since the launch of PMI’s first smoke-free product IQOS in 2014, the company has made significant progress in reinventing its operating model and expanding its organizational capabilities, while continuing to deliver strong business results. PMI’s smoke-free products are available in 70 markets as of September 30, 2021, and generated approximately 29% of the company’s total net revenues in the third quarter. By 2025, PMI aspires to have its smoke-free products available for sale in 100 markets as of year-end and to generate more than half of its total net revenues for the full year.

Executive Bios

Stefano Volpetti is a global leader with proven consumer expertise and a track record of transforming brands in complex business environments. Volpetti joined PMI in 2019 as Chief Consumer Officer, driving consumer centricity through the function to deliver “fit-for-use” solutions for market deployment that cover the entire realm of the IQOS brand building, innovation, services, and omnichannel experience. Before joining PMI, Volpetti worked at Procter & Gamble for 22 years, where he progressed through various roles with increasing responsibility, including as a vice president and brand franchise leader for a global division with presence in more than 100 markets. He also worked at Luxottica Eyewear as Chief Marketing Officer in 2015, gaining valuable exposure to retail operations.

Werner Barth is a PMI stalwart with a deep knowledge of the business, recognized for his courageous leadership, strategic thinking, and broad business expertise. As PMI’s Senior Vice President, Commercial, a position he held since 2018, Barth built a strong downstream organization, instilling consumer centricity and ensuring seamless deployment of products and programs. Barth joined Philip Morris Germany in 1990 as a trainee, and since then has built his career through key assignments. He was appointed Director Marketing Spain in 2002 and then Director Sales Germany & Austria in 2004. In 2007, he was appointed Managing Director Benelux. He was promoted to Managing Director Germany & Austria in June 2011. In April 2015, Barth was appointed Senior Vice President Marketing & Sales.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company, its shareholders, and other stakeholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products, associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. In addition, versions of PMI’s IQOS Platform 1 device and consumables have received marketing authorizations from the U.S. Food and Drug Administration (FDA) under the premarket tobacco product application (PMTA) pathway; the FDA has also authorized the marketing of a version of IQOS and its consumables as a Modified Risk Tobacco Product (MRTP), finding that an exposure modification order for these products is appropriate to promote the public health. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities, and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI’s smoke-free product portfolio includes heat-not-burn products, nicotine-containing vapor products, and oral nicotine products. As of September 30, 2021, PMI's smoke-free products are available for sale in 70 markets in key cities or nationwide, and PMI estimates that approximately 14.9 million adults around the world have already switched to IQOS and stopped smoking. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties, and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI’s business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory, and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband, and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI’s future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets, or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
The COVID-19 pandemic has created significant societal and economic disruption, and resulted in closures of stores, factories, and offices, and restrictions on manufacturing, distribution, and travel, all of which will adversely impact our business, results of operations, cash flows, and financial position during the continuation of the pandemic. Our business continuity plans and other safeguards may not be effective to mitigate the impact of the pandemic. Currently, significant risks include our diminished ability to convert adult smokers to our reduced-risk products, significant volume declines in our duty-free business and certain other key markets, disruptions or delays in our manufacturing and supply chain, increased currency volatility, and delays in certain cost saving, transformation, and restructuring initiatives. Our business could also be adversely impacted if key personnel or a significant number of employees or business partners become unavailable due to the continuation of the COVID-19 pandemic. The significant adverse impact of COVID-19 on the economic or political conditions in markets in which we operate could result in changes to the preferences of our adult consumers and lower demand for our products, particularly for our mid-price or premium-price brands. Continuation of the pandemic could disrupt our access to the credit markets or increase our borrowing costs. Governments may temporarily be unable to focus on the development of science-based regulatory frameworks for the development and commercialization of reduced-risk products or on the enforcement or implementation of regulations that are significant to our business. In addition, messaging about the potential negative impacts of the use of our products on COVID-19 risks may lead to increasingly restrictive regulatory measures on the sale and use of our products, negatively impact demand for our products, the willingness of adult consumers to switch to our reduced-risk products, and our efforts to advocate for the development of science-based regulatory frameworks for the development and commercialization of reduced-risk products.
The impact of these risks also depends on factors beyond our knowledge or control, including the duration and severity of the pandemic, its recurrence in our key markets, actions taken to contain its spread and to mitigate its public health effects, and the ultimate economic consequences thereof.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2021. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

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